UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


      Date of report (Date of earliest event reported):  October 2, 2009


                          Trycera Financial, Inc.
           (Exact Name of Registrant as Specified in its Charter)

           Nevada                 000-30872                   33-0910363
(State or Other Jurisdiction     (Commission                 (IRS Employer
     of Incorporation)           File Number)             Identification No.)

1656 Reunion Avenue, Suite 250, South Jordan, UT                     84095
    (Address of Principal Executive Offices)                       (Zip Code)


Registrant's telephone number, including area code:  (801) 446-8802

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [  ] Written communications pursuant to Rule 425 under the Securities Act

     [  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act


Item 1.01 Entry into a Material Definitive Agreement

On October 2, 2009, the Board of Directors, with the approval of the advisor to the Board, approved employment contracts for Ray A. Smith and Bryan Kenyon.
The employment agreement for Mr. Smith supersedes the prior employment agreement dated February 6, 2009, under which no compensation was paid or accrued. Each of these full-time employment agreements is effective October 1, 2009, and is for a term of three years. Each is renewable in two-year increments unless terminated prior to expiration of a term. Under the agreements, Mr. Smith is employed as the President and Chief Executive Officer and Mr. Kenyon is employed as the Chief Financial Officer and Chief Operations Officer.

The base salary for each party is $240,000 per year, payable in month increments of $20,000. As a signing bonus for entering into the agreements, each party received 16,000,000 shares. The employees are also eligible for performance bonuses and to participate in the Company's stock option plan. Each is also entitled to participate in employee benefit plans, including health and retirement plans created hereafter.

Each of the employment agreements is terminable upon the death or disability of the employee, or for cause, and may be terminated by the Company without cause which would require the Company to pay a severance benefit in an amount equal to one and one-half of the largest annual base salary under the agreement if terminated prior to October 1, 2010, and one times the largest annual base salary if terminated thereafter.

Each agreement also contains provisions requiring the employee to maintain the confidentiality of any confidential information. The agreements also include provisions prohibiting the employee from soliciting any employees or clients of the Company for 24 months after the termination of the agreement. The employees are also prohibited from competing with the Company for a period of 24 months after the termination of the agreement.

Each agreement also includes an indemnification provision which requires the Company to indemnify the employee against proceedings initiated or threatened against him in his capacity as an officer, director, or employee of the Company or for another entity in which he serves at the request of the Company. The agreements also provide that the Company will advance the employee's expenses in such instances provided that the employee shall furnish an undertaking to repay such advances if it is ultimately determined that the employee was not entitled to be indemnified.


Item 3.02 Unregistered Sales of Equity Securities

On October 2, 2009, we issued 16,000,000 shares of common stock each to Ray A. Smith, and Bryan Kenyon pursuant to employment agreements entered into with them as described above. The shares were issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(6) and Section 4(2) thereof, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving any public offering. Messrs Smith and Kenyon were accredited investors as defined in Rule 501 of Regulation D at the time of the acquisition. They delivered appropriate investment representations with respect to the issuance and consented to the imposition of restrictive legends upon the certificates representing the shares. They were afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the transaction. They did not enter into the transaction with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. No commissions were paid in connection with the transaction.


Item 5.01 Changes in Control of Registrant

On October 2, 2009, the number of directors was increased to three persons and Ray A. Smith, our President, and Bryan Kenyon, our CFO, were added to the Board of Directors. The Board also approved the employment agreements with Messrs Smith and Kenyon as described above, each of which provides for the issuance of 16,000,000 shares of our common stock, representing approximately 77% of the outstanding common stock of the Company. As a result of this transaction, control of the Company has changed from Mr. Vance to Messrs Smith and Kenyon by virtue of their combined stock ownership and appointments to the Board. Also, as a result of the addition of the members to the Board of Directors, the proxies held by Mr. Vance have expired.

Management is not aware of any transactions which may occur hereafter that would change control of the Company from Messrs Smith and Kenyon.


Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 2, 2009, Ray A. Smith and Bryan Kenyon were added as directors and Mr. Kenyon was added as the Chief Operations Officer. The following table sets forth the name and ages of, and position or positions held by, and employment background of Messrs Smith and Kenyon:

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
                                  Director
Name          Age  Position(s)     Since  Employment Background

Ray A. Smith  37   Director,       2009   Since April 2006 Mr. Smith has been
                   President and          the President and a director of CRS
                   Chief Executive        Corporation, a company offering credit
                   Officer                enhancement, credit education, and
                                          consumer financial assistance
                                          services.  From February 2002 until
                                          April 2006, he was the President and
                                          CEO of Comm 2020 which operated a
                                          call center marketing credit services
                                          and a credit card application
                                          processing center for Visa and
                                          MasterCard.  Mr. Smith has served
                                          as President of and been employed by
                                          Trycera since February 2009.

Bryan Kenyon  38   Director,       2009   Mr. Kenyon was our Chief Financial
                   Chief Financial        Officer from May 2004 until October
                   Officer and            2008 and our Chief Operating Officer
                   Chief Operations       from April 2007 until October 2008.
                   Officer                He. was reappointed as our CFO in
                                          April 2009.  From May 2002 until
                                          February 2004, he was Director of
                                          Financial Planning and Analysis for
                                          Next Estate Communications, a
                                          provider of prepaid MasterCard cards
                                          and stored value solutions.

On April 14, 2008, the California Department of Corporations issued a desist and refrain order against Mr. Smith, CRS Corporation and others alleging that the parties had violated Section 25110 of the California Securities Act of 1968 by making general solicitations in connection with the sale of the common stock by CRS Corporation. The alleged violation took place in or about September 2006.

Directors are elected for a term of one year and until their successors are elected and qualified. Annual meetings of the stockholders, for the selection of directors to succeed those whose terms expire, are to be held at such time each year as designated by the Board of Directors. The Board of Directors has not selected a date for the next annual meeting of shareholders. Officers are elected by the Board of Directors, which is required to consider that subject at its first meeting after every annual meeting of stockholders. Each officer holds his office until his successor is elected and qualified or until his earlier resignation or removal.

As disclosed under Item 1.01 above, the Company has entered into employment agreements with Messrs Smith and Kenyon, which information is incorporated into the response for this item.

On January 29, 2009, the Company entered into a consulting agreement with Balius Consulting Group, LLC, an entity controlled by Bryan Kenyon, an officer and director of the Company, and Steven Murphy, a former accounting consultant to the Company. Balius has agreed to assist in the negotiation of outstanding liabilities of the Company and to gather and organize the corporate and financial records of the Company. The Company has agreed to pay any hourly fee for work performed by Balius and to pay a bonus based upon the settlement amount of the outstanding payables. The consulting agreement will terminate on December 31, 2009, unless terminated by the Company earlier for cause or if Messrs Kenyon or Murphy shall cease to provide the services for Balius.

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

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Trycera Financial, Inc.

Date:  October 8, 2009                  By /s/ Ray A. Smith
                                           Ray A. Smith, President


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